Investor Presentation December 2013 3Q’13 Financial Data - $15.0 Million Offering Filed Pursuant to Rule 433 Registration Statement No. 333-191801 Free Writing Prospectus December 16, 2013

Forward Looking Statements
This Prospectus, including information incorporated herein by reference, may contain forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,”
“plan,” “project,” “is confident that,” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors that could have a material adverse effect on our operations and the operations of our subsidiary, Prime Meridian Bank, include, but are not limited to, changes in:
•
risk factors named in the Prospectus
•
general economic conditions
•
legislative/regulatory changes
•
monetary and fiscal policies of the U.S. Government
•
the quality and composition of our loan or investment portfolios
•
competition
•
demand for loan and deposit products
•
demand for financial services in our primary trade area
•
litigation, tax, and other regulatory matters
•
accounting principles and guidelines
•
other economic, competitive, governmental, regulatory, or technological factors affecting us
Prime Meridian Holding Company (“Prime Meridian”) has filed a registration statement (including a Prospectus) with the SEC for the Offering to which this communication relates. Before you invest, you should read the Prospectus in that registration statement and other documents Prime Meridian has filed with the SEC for more complete information about Prime Meridian and this Offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or you can access the Prospectus at Prime Meridian’s website at www.primemeridianbank.com.  Alternatively, Prime
Meridian will arrange to send you the Prospectus if you request it by calling (850) 907-2301, or by emailing a request to:
sdixon@primemeridianbank.com.

Table of Contents SECTION DESCRIPTION I. Offering Overview II. Company Overview III. Financial Highlights IV. Appendix

I. Offering Overview

Seasoned Management Team
Experienced management team with proven track record of
franchise growth and development
Community leaders who know their clients
History of profitable bank operations
Strong Growth Potential Florida Capital Region is projected to experience significant population and household income growth through 2017
Economic hub of Northern Florida – 7 robust industry sectors
Build-out of existing  market franchise
Attractive growth opportunities in both South Alabama and
South  Georgia markets
Strong local lending relationships and local decision making allow
PMB to build market share in all of its markets – new and old
High Performing Bank with
strong balance sheet and
excellent asset quality
YTD ROAA and ROAE of 0.63% and 7.02%, respectively
Strong capital ratios – TCE¹ (8.47%), Leverage (8.74%) and TRBC²
(14.8%)
Strong core funding – CDs less than 10% of deposit base. Cost of funds YTD 0.43%
Excellent Asset quality – NPAs (excluding TDRs) 0.00%, Reserve for Loan Losses / Gross Loans1.38%  and NCOs / Average Loans
0.03%
Attractive Valuation
Offering price = 16x YTD 2013 EPS³
Offering Price = 115% of tangible book value and 109% of pro forma tangible book value both as of September 30, 2013
Reasons to Invest in Prime Meridian
¹ Tangible Common Equity to Assets
² Total Risk Based Capital
³ Assumes annualized 2013 YTD EPS of $0.57

Offering Summary – Public Offering
Issuer: Prime Meridian Holding Company (the “Company”)
Tallahassee, Florida
Transaction Size: Up to $15.0 million
Shares Issued: 1,200,000 at $12.50 per share
Type of Security: Common Stock
Listing: There is no public listing for the security
Use of Proceeds:
Corporate planning purposes - including both organic growth and acquisition opportunities
Minimum Purchase: 500 shares - $6,250
Maximum Purchase: 80,000 shares - $1,000,000
Closing Date: February 28, 2014 (Extension date to June 30, 2014)

Use of Proceeds
Source: S-1 Registration Statement
In the event the Bank raises $5.0 million or less, the net proceeds of the offering will be used for:
General corporate purposes, which may include:
maintaining liquidity for the Company
continuing to support the growth of the Bank while maintaining strong capital levels
Should the Bank raise between $5.0 million and $10.0 million, the net proceeds of the offering will be used for general corporate purposes, while also considering:
Branching or branch acquisition opportunities in the following markets:
North Florida
South Georgia
South Alabama
In the event the Bank raises more than $10.0 million, the net proceeds of the offering will be used for all of the aforementioned purposes above, while also considering:
The acquisition of another financial institution within the next 18 months

PRIME MERIDIAN

38
Bainbridge
84
Cairo
111
Thomasville
Boston
Quitman
38
Lake Seminole
Faceville
Branch
27
Calvary
76
Chattahoochee
10
Havana
Thomasville Rd
57
Quincy
12
27
Monticello
10
Lake Talquin
20
Tallahassee
319
Wacissa
Lamont
267
Woodville
59
221
Wakulla
Apalachicola National Forest
Perry
Oyster Bay
19
St James Island

Company Overview
Source: SNL Financial, S-1 Registration Statement
Balance Sheet (9/30/13):
Assets $190.4 million
Loans $117.4 million
Deposits $167.7 million
Total equity $16.2 million
Tangible common equity $16.2 million
Capital Ratios (9/30/13):
TCE/TA – 8.47%
Leverage – 8.74%
Total Risk-Based – 14.18%
Asset Quality (9/30/13):
NPAs/assets (w/o TDRs) – 0.00%
NPAs/assets (with TDRs) – 0.21%
Profitability (YTD 9/30/13):
Net income of $851 thousand
ROAA – 0.63%
ROAE – 7.02%
Net interest margin – 3.53%
Operating 2 locations in the Tallahassee MSA under its banking subsidiary – Prime Meridian Bank
www.primemeridianbank.com

II. Company Overview

Our Competitive Strengths:
A Community Focused Institution
“Building bankers to serve our clients and community in order to optimize shareholder value.”
Established in 2008, Prime Meridian Bank was founded by a group of local business professionals.
Experienced and engaged management team and local Board
Strong brand and culture
Expertise in commercial lending
Effective and flexible technology
Stable and scalable platform

Our Core Principles:
A Community Focused Institution
“Let’s think of a few good reasons why it CAN be done!”
Passion – level of intense excellence and commitment beyond simply meeting requirements
Grace – high level of service with courtesy and compassion
Integrity – doing the right thing because it’s the right thing to do
Tenacity – culture of looking at new ideas, tackling challenges and overcoming obstacles
Accountability – accepting full and ultimate responsibility

Board of Directors & Executive Management
Board of Directors
Name   Age   Company Position Bank Position
Year
Joined ¹
Principal Occupation
Sammie D. Dixon, Jr. 44
CEO, President &
Director
CEO, President
& Director
2010 Chief Executive Officer and President
Kathleen C. Jones 60 CFO, EVP & Director
CFO, EVP &
Director
2010
Executive Vice President, Chief Financial
Officer
Chris L. Jensen, Jr. 57 EVP, Director
SLO, EVP &
Director
2010 Executive Vice President, Senior Lender
Susan Payne Turner 46 N/A
SVP, Chief Risk
Officer
2013 Senior Vice President, Chief Risk Officer
Richard A. Weidner 69 Chairman Chairman 2010
CPA, Partner with Carr, Riggs & Ingram,
LLC
William D. Crona 64 Director Director 2010 Financial Consultant, Investor, and CPA
Steven L. Evans 65 Director Director 2010 Retired IBM Executive
R. Randy Guemple 62 Director Director 2010 Retired Banker and CPA
1
Holding company formed in 2010
Source: SNL Financial, internal company documents

Board of Directors & Executive Management Continued
Board of Directors
Name Age Company Position Bank Position
Year
Joined
¹
Principal Occupation
Robert H. Kirby 47 Director Director 2010
Businessman, Partner in Rehab
Technologies
Frank L. Langston 55 Director Director 2010
Principal of TALCOR Commercial Real
Estate Services, Inc.
Todd A. Patterson, D.O. 62 Director Director 2010 Osteopathic Physician
L. Collins Proctor, Sr. 44 Director Director 2010
Chief Operating Officer of kWControl
Holdings, LLC
Garrison A. Rolle, M.D. 51 Director Director 2010 Orthopedic Surgeon
Steven D. Smith 59 Director Director 2010
Businessman, Krispy Kreme Doughnut
franchisee
Marjorie R. Turnbull 72 Director Director 2010 Consultant
1
Holding company formed in 2010
Source: SNL Financial, internal company documents

Executive Management Team
Sammie D. Dixon, Jr., Chief Executive Officer
Prior to joining the Bank, from June 2005 to December 2006, Mr. Dixon was the Senior Vice President and
Commercial Sales Manager for Regions Bank in Tallahassee, Florida. From August 2003 to June 2005, he
served as Chief Executive Officer and President for Bank of Thomas County, Georgia. From April 1999 to
2003, Mr. Dixon held various positions with Bank of Florida – Southwest in Naples, Florida. Mr. Dixon
began his banking career with NationsBank in 1997. Mr. Dixon is active in the community as a member of the Rotary Club of Tallahassee, a Board member of Big Bend Hospice Foundation, a member of the
Tallahassee Memorial Hospital Foundation Board of Trustees, a Board member of the Economic
Development Council of Tallahassee/Leon County, and a member of Saint Peter’s Anglican Church.
Mr. Dixon’s banking experience and intimate knowledge of the Bank qualifies him to serve on our Board of Directors
Kathleen C. Jones, Chief Financial Officer
Prior to joining the Bank, Mrs. Jones spent 36 years with SunTrust Bank and its predecessor institutions.
Mrs. Jones retired from SunTrust Bank in 2007, at the position of the North Florida Regional Senior Vice
President and Senior Banking Operations Manager. She is a 1978 graduate of Florida State University where she received a Bachelor of Science in Finance. She also is a 1988 graduate of the Graduate School of Banking of the South in Baton Rouge, Louisiana. Mrs. Jones is a member of Thomasville Road Baptist
Church. Mrs. Jones’ banking experience and intimate knowledge of the Company’s financial operations qualify her to serve on our Board of Directors.
Source: SNL Financial, S-1 Registration Statement

Executive Management Team
Chris Jensen, Jr., Senior Lender
Prior to joining the Bank, from February 2005 to 2007, Mr. Jensen served as Tallahassee Market President for Regions Bank. Before that, Mr. Jensen held various management positions with SouthTrust Bank from
1997 to 2005, culminating with the position of Tallahassee’s Market President. He also served as Senior
Lender for First Bank of Tallahassee in its de novo stage in 1990. Mr. Jensen has over 30 years of lending experience in Tallahassee and the surrounding markets. He is active in the community and currently serves on the Boards of several local groups including the Young Actors Theatre, the Suwannee River Area Council
for the Boy Scouts of America and the Rotary Club of Tallahassee. Mr. Jensen’s banking experience and intimate knowledge of the Bank’s lending activities and market qualifies him to serve on our Board of
Directors.
Susan Payne Turner, Chief Risk Officer
Mrs. Turner was formerly a Regional Retail Leader for Centennial Bank, where her responsibilities included management of retail for ten branches located in Leon, Wakulla, Calhoun and Liberty Counties. Prior to
this position, Mrs. Turner was Chief Financial Officer for a community bank with responsibilities in:
financials, budgeting, staff management and development; AML/BSA compliance; deposit compliance;
facility expansion; GLBA-Technology; and audit/exam initiatives. Mrs. Turner began her banking career while working part-time in high school and has worked in many areas of banking including operations, marketing, compliance, financials and human resources. She is a graduate of Florida State University and received her Master’s in Business Administration from Troy University in 2005. Mrs. Turner also graduated from the Graduate School of Banking at LSU. Currently, she is the Chair for Tallahassee Community College
Foundation and Chair for the Wakulla County Senior Citizens’ Council, and also serves on the Wakulla
County Chamber of Commerce Board. Mrs. Turner is Treasurer for the Coastal Optimist Club.
Source: SNL Financial, S-1 Registration Statement

Franchise Footprint – Metro Tallahassee
Prime Meridian is headquartered in the Florida
Capital Region in the city of Tallahassee:
Capital region consists of 4 counties - Leon,
Gadsden, Wakulla & Jefferson Counties
The Tallahassee MSA consists of Leon County
Home to Florida’s state capital
Education hub – Florida State University, Florida
A&M University, and Tallahassee Community
College, a 14,000+ student community college
Ability to expand into South Alabama & South
Georgia markets
County
Market
Rank
Number
of
Branches
Market
Deposits
($000)
Market
Share
(%)
Leon 10 2 162,204 3.6
Total 2 162,204
County
Population
2012
Proj. Pop.
Increase
'12 -'17
Median
Income
2012
Proj. Inc.
Change
'12 - '17
Leon 279,534 3.78 43,071 19.28
Total 279,534 3.78 43,071 19.28
State of Florida 19,016,069 3.43 43,924 18.32
USA 313,129,017 1.42 50,157 13.43
Source: SNL Financial

Deposit Market Share
Prime Meridian is the 3
rd
largest
community bank headquartered in the
Tallahassee MSA
The competitive landscape is dominated
by national, super-regional and regional
banking institutions and significant
opportunities exist to increase market
share and develop additional lines of
business
Prime Meridian operates 2 locations
within the Tallahassee MSA
As of June 30, 2013:
($ Dollars in Thousands)
Branch List
Address City County
6/30/13
Deposits
($000)
6/30/12
Deposits
($000)
'12 - '13
Change
1471 Timberlane Rd Tallahassee Leon $136,698 $112,874 21%
1897 Capital Cir NE Tallahassee Leon 25,506 8,994 184%
Total: $162,204 $121,868 33%
Tallahassee - MSA June '13
Total Total Market
Assets # of Deposits Share
Rank Institution City State ($M) Branches ($M) (%)
1 Capital City Bank Group Inc. Tallahassee FL $2,540 19 $929 18.5%
2 SunTrust Banks Inc. Atlanta GA 167,102 9 823 16.4
3 Wells Fargo & Co. San Francisco CA 1,344,667 8 590 11.7
4 Bank of America Corp. Charlotte NC 1,607,218 7 490 9.7
5 Home BancShares Inc. Conway AR 6,935 11 466 9.3
6 FMB Banking Corp. Monticello FL 425 6 306 6.1
7 BB&T Corp. Winston-Salem NC 177,895 3 261 5.2
8 Synovus Financial Corp. Columbus GA 25,929 4 241 4.8
9 Regions Financial Corp. Birmingham AL 117,899 5 231 4.6
10 Prime Meridian Holding Co. Tallahassee FL 184 2 162 3.2
11 Hancock Holding Co. Gulfport MS 19,035 4 160 3.2
12 Sunshine Financial Inc. Tallahassee FL 152 4 131 2.6
13 Ameris Bancorp Moultrie GA 3,556 3 87 1.7
14 Pro Financial Holdings Inc. Tallahassee FL 66 3 59 1.2
15 Cadence Bancorp LLC Houston TX 5,835 1 53 1.0
16 Florida Bank Group Inc. Tampa FL 559 1 43 0.9
Market Total 3,479,997 90 5,031 100.0
Market Total 90 $5,031 100.0%
Prime Meridian ranked 10
th
in the
Tallahassee MSA, with 3.2% market
share and $162 million in total deposits
Note: Market share analysis excludes non-retail deposits
Source: SNL Financial

PRIME MERIDIAN

FLORIDA'S CAPITAL REGION
GADSDEN
LEON
TALLAHASSEE
JEFFERSON
WAKULLA

Market Overview – Florida’s Capital Region
The capital region is the economic hub of Northern
Florida and home to 7 robust industry sectors:
Education
Renewable energy and environment
Aviation, aerospace, defense and national security
Health sciences, medical education, training and research, and sports medicine
Information technology
Research and engineering
Transportation and logistics
Mkt Share Demographic Data Economic  Data
Bank Mkt Mkt Market 2012 Proj. '17 2012 Hshld Proj. '17 % Hshlds Unemp. Number of
Deposits Share Rank Deposits Population Growth Income Growth > $100k Rate Businesses
($Mil) (%) (#) ($Mil) (Actual) (%) (Actual) (%) (%) (%) (Actual)
Cities
Tallahassee, FL 162.2 3.6 10 4,525.8 184,160 3.8 37,113 19.2 13.4 NA 10,642
Counties
Leon, FL 162.2 3.6 10 4,525.8 279,534 3.8 43,071 19.3 16.4 6.6 13,722
Gadsden, FL -- -- -- 198.8 48,534 1.8 29,837 18.2 5.2 7.9 1,479
Jefferson, FL -- -- -- 121.6 15,070 2.5 36,164 12.9 10.3 6.3 621
Wakulla, FL -- -- -- 206.5 31,439 6.5 48,177 13.5 11.3 6.0 1,043
MSAs
Tallahassee 162.2 3.2 10 5,031.0 374,577 3.7 41,252 21.6 14.5 6.7 16,865
States
Alabama -- -- -- 86,000.7 4,842,196 3.1 39,710 15.5 13.6 6.6 188,716
Florida -- -- -- 431,204.5 19,016,069 3.4 43,924 18.3 15.9 7.4 847,856
Georgia -- -- -- 184,937.7 9,858,142 4.6 46,722 18.3 18.0 9.1 391,478
USA -- -- -- -- 313,129,017 3.5 50,157 13.4 20.3 7.4 12,492,759
Source: SNL Financial, Tallahassee Economic Development

Post Transaction Opportunities
Build-out of existing operating platform
Additional capital enables growth of existing balance sheet
Strong infrastructure can support a much larger institution
Scalable employee base helps facilitate increased market share
Expansion into neighboring growth markets
Branching or acquisitions
Franchise expansion within the Florida panhandle market
Attractive growth opportunities in the South Alabama & South Georgia markets
Strong deposit market
Florida Panhandle is a liquid deposit market with available low cost deposits
Prime Meridian continues to attract lower cost core deposits
The market is dominated by larger regional and super-regional institutions;
significant opportunities exist to gain market share from these institutions

III. Financial Highlights

PRIME MERIDIAN

CAGR ~ 21%

CAGR ~ 18%

CAGR ~ 22%

Increasing Franchise Value
$77
$103
$139
$170
$190
$0
$75
$150
$225
$300
2009Y 2010Y 2011Y 2012Y 2013 YTD
Total Assets ($M)
$53
$65
$78
$95
$117
$0
$50
$100
$150
$200
2009Y 2010Y 2011Y 2012Y 2013 YTD
Gross Loans ($M)
$65
$86
$116
$147
$168
$50
$100
$150
$200
$250
2009Y 2010Y 2011Y 2012Y 2013 YTD
Total Deposits ($M)
1.73%
1.24%
0.96%
0.62%
0.43%
0.00%
0.50%
1.00%
1.50%
2.00%
2009Y 2010Y 2011Y 2012Y 2013 YTD
Cost of Funds (%)

CAGR=compound annual growth rate
Notes: Some bank level data used; 2013 YTD as of September 30, 2013
Source: SNL Financial, S-1 Registration Statement

PRIME MERIDIAN

CAGR ~ 9%

CAGR ~ 9%

Cumulative Profitability reached in 2012

Building Shareholder Value
$11.6
$13.7
$15.1
$16.0
$16.2
$11.0
$13.0
$15.0
$17.0
$19.0
2009Y 2010Y 2011Y 2012Y 2013 YTD
Total Equity ($M)
$7.76
$9.18
$10.09
$10.72
$10.80
$7.00
$8.50
$10.00
$11.50
$13.00
2009Y 2010Y 2011Y 2012Y 2013 YTD
Tangible Book Value / Share
-$0.2
$0.2
$0.6
$1.0
$0.9
$1.1
-$0.5
$0.0
$0.5
$1.0
$1.5
$2.0
2009Y 2010Y 2011Y 2012Y 2013 YTD 2013Y
Annualized
Net Income ($M)
-$0.14
$0.12
$0.41
$0.68
$0.57
$0.76
-$0.25
$0.00
$0.25
$0.50
$0.75
$1.00
2009Y 2010Y 2011Y 2012Y 2013 YTD 2013Y
Annualized
Earnings Per Share

CAGR=compound annual growth rate
Notes: Some bank level data used; 2013 YTD as of September 30, 2013
Prime Meridian raised $12.8 million in 2008 and just over $2.0 million in December of 2010 through warrants
Source: SNL Financial, S-1 Registration Statement

Peer Analysis – Financial Performance
0.00% 0.00%
0.06%
0.00%
1.62%
1.12%
0.00%
0.50%
1.00%
1.50%
2.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013
YTD
2013 YTD
Southeast
Peers
2013 YTD
Regional
Peers
NPAs (excl TDRs) / Assets (%)
3.48%
3.51%
3.54% 3.57%
3.77%
3.79%
3.00%
3.25%
3.50%
3.75%
4.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013
YTD
2013 YTD
Southeast
Peers
2013 YTD
Regional
Peers
Net Interest Margin (%)
0.22%
0.52%
0.69%
0.65%
0.60%
0.58%
0.00%
0.20%
0.40%
0.60%
0.80%
PMB 2010 PMB 2011 PMB 2012 PMB 2013
YTD
2013 YTD
Southeast
Peers
2013 YTD
Regional
Peers
ROAA (%)
1.61%
4.31%
6.51%
7.25%
4.31%
3.93%
0.00%
2.00%
4.00%
6.00%
8.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013
YTD
2013 YTD
Southeast
Peers
2013 YTD
Regional
Peers
ROAE (%)
Prime Meridian 2013 YTD NIM not Fully Tax Equivalent (FTE)
Notes: Some bank level data used; 2013 YTD as of September 30, 2013; all peer data taken from Pg. 28
Source: SNL Financial, S-1 Registration Statement

PRIME MERIDIAN

Consumer and other 1%
Commercial 20%
Commercial real estate 36%
Construction 11%
Residential real estate and HELOC 32%

Loan Portfolio – Composition
Total net loans of $115.8 million at 9/30/13
Prime Meridian’s strong relationship with the
local business community is reflected in its
concentration of Commercial Loans, at 20% of
total loans compared to 15% on average for its
regional peers and 17% on average for its
national peers
As of September 30, At December 31,
($ Dollars in Thousands) 2013 2012 2011
Real estate mortgage loans:
Commercial real estate 42,197 $         35,490 $         26,638 $
Residential real estate and HELOC 37,489 30,886 24,443
Construction 13,245 6,437 4,982
Total real estate mortgage 92,931 72,813 56,063
Commercial 22,894 19,794 20,204
Consumer and other 1,644 2,105 1,351
Total loans 117,469 94,712 77,618
Deferred loan costs, net (64) (69) (37)
Less: ALLL (1,622) (1,243) (903)
Loans receivable, net 115,783 93,400 76,678
09/30/2013 Loan Composition
Source: SNL Financial, S-1 Registration Statement

Nonperforming Assets
Prime Meridian has maintained exceptionally strong asset quality, while banks founded in 2008 in both Florida and across the nation have struggled with elevated nonperforming asset ratios
0.00% 0.00%
0.06%
0.00%
1.62%
1.12%
0.00%
0.50%
1.00%
1.50%
2.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013
YTD
2013 YTD
Southeast
Peers
2013 YTD
Regional
Peers
NPAs (excl TDRs) / Assets (%)
Note: All peer data taken from Pg. 28
Source: SNL Financial, S-1 Registration Statement

Funding Overview - Deposit Composition
Prime Meridian’s deposit franchise is comprised
of 29% noninterest-bearing deposits, which is
significantly better than the regional peer
average of 15%
Prime Meridian continues to outperform
regional peers with low cost of deposit funding,
a key driver of franchise value
09/30/2013 Deposit Composition
1.42%
1.13%
0.74%
0.55%
0.76%
0.77%
0.00%
0.50%
1.00%
1.50%
2.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013
YTD
2013 YTD
Southeast
Peers
2013 YTD
Regional
Peers
Cost of Interest-Bearing Deposits (%)
As of September 30,
($ Dollars in Thousands) 2013
Deposit Types:
Noninterest-bearing 48,083 $
Money-market accounts 90,546
NOW 12,249
Savings 1,970
Time Deposits 14,874
Subtotal 167,722
Note: All peer data taken from Pg. 28
Source: SNL Financial, S-1 Registration Statement
Noninterest - -bearing
29%
Money-market
accounts
54%
NOW
7%
Savings
1%
Time Deposits
9%

Pro Forma Capital Analysis
As of September 30, Adjusted for sale
($ Dollars in Thousands) 2013 of 1,200,000 shares
Stockholders' equity:
Common Stock, $.01 par value, 9,000,000 shares authorized,
1,498,234 shares issued and outstanding at September 30, 2013,
and 2,698,234 outstanding at the closing of the Offering 15 $                              27 $
Additional paid-in capital 14,921 29,601
Retained earnings 1,434 1,434
Unrealized gain (losses) on securities
(194) (194)
Total stockholders' equity
16,176 $                      30,868 $
Source: SNL Financial, S-1 Registration Statement

PRIME MERIDIAN

Southeast

Regional[1]

Southeast

Regional[1]

Peer Analysis
Peer Groups
“Southeast” Southeast banks (AL, AR, FL, GA, LA, MS, NC, SC, TN) started since 1/1/07 with Total Assets < $1.0 billion
“Regional¹” Select banks located in AL, FL and GA started since 1/1/07 with Total Assets < $350 million
Financial Highlights
Balance Sheet Highlights Loan Portfolio YTD Financial Performance Asset Quality
Total Total Total Loans/ Equity/ TCE Leverage Total RBC Net Cost of NPAs (ex Texas ALLL/ NCOs/
Assets Loans Deposits Deposits Assets /TA Ratio Ratio Income ROAA ROAE N.I.M. Funds TDRs) /Assets Ratio Loans Avg. Lns
($M) ($M) ($M) (%) (%) (%) (%) (%) ($M) (%) (%) (%) (%) (%) (%) (%) (%)
Max $798 $555 $686 111.78% 22.10% 22.04% 22.21% 37.36% $11 3.56% 33.79% 5.55% 1.14% 16.76% 580.53% 6.14% 4.45%
Min 36 26 29 45.63 1.39 1.39 2.43 4.30 (2) -3.75 -40.96 2.66 0.20 0.00 0.00 0.94 -0.22
Avg. 202 134 168 80.60 11.77 11.31 11.96 17.46 1 0.60 4.31 3.77 0.69 1.62 29.35 1.79 0.36
Median 170 110 139 81.45 11.50 10.92 11.48 17.06 1 0.59 4.75 3.73 0.67 0.69 9.80 1.50 0.06
Max $329 $195 $284 99.51% 20.82% 20.82% 22.21% 30.35% $3 2.89% 21.68% 5.55% 1.14% 8.67% 192.33% 3.75% 3.22%
Min 56 36 48 45.63 4.75 4.75 5.38 11.01 (1) -2.50 -40.96 2.66 0.31 0.00 0.05 0.94 -0.22
Avg. 148 96 124 79.83 11.64 11.36 12.03 17.60 1 0.58 3.93 3.79 0.68 1.12 18.42 1.71 0.28
Median 146 90 127 81.09 11.50 11.48 11.81 17.16 1 0.58 4.81 3.80 0.66 0.47 9.46 1.49 0.02
Prime Meridian $190 $117 $168 69.88% 8.47% 8.47% 8.74% 14.18% $0.9 0.65% 7.25% 3.57% 0.43% 0.00% 1.39% 1.38% 0.03%
Loan Portfolio Deposit Composition
1-4 Family Owner-Occ Commercial & Non-Interest NOW & MMDA & Sav Retail Jumbo
Constr & Dev Residential HELOC CRE Other CRE Multifam Industrial Consr & Other Bearing Other Trans Savings CDs CDs
($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%)
Max $82 26.0% $262 59.7% $42 25.5% $119 53.0% $116 59.1% $23 14.9% $303 74.9% $27 39.0% $112 40.4% $77 31.4% $297 72.8% $93 40.0% $187 57.7%
Min 0 0.0 0 0.0 0 0.0 2 2.4 0 0.0 0 0.0 1 1.8 0 0.0 3 3.2 0 0.0 9 13.7 1 1.0 7 5.6
Avg. 12 8.8 22 16.2 7 5.0 30 23.5 29 23.8 5 3.6 25 14.9 5 4.1 26 15.0 16 9.9 68 39.3 19 12.4 38 23.5
Median 10 8.3 12 11.9 4 3.9 25 24.0 24 21.6 2 2.6 12 12.1 3 2.9 20 15.4 11 8.1 59 39.1 14 12.2 30 21.2
Max $21 21.2% $45 44.1% $20 12.3% $65 53.0% $74 59.1% $14 12.3% $29 32.0% $11 19.8% $86 40.4% $64 31.4% $95 72.8% $56 26.9% $73 57.7%
Min 0 0.0 1 1.9 0 0.1 5 8.6 5 9.6 0 0.0 1 2.7 0 0.0 5 6.8 0 0.0 13 18.6 1 1.0 8 6.7
Avg. 8 8.0 14 14.9 4 4.3 24 25.4 27 27.4 4 3.5 12 12.6 4 3.9 23 17.4 13 10.8 44 34.7 14 12.1 30 25.0
Median 6 7.0 11 11.9 3 3.9 22 24.6 22 25.5 2 2.6 9 10.1 2 2.6 15 17.5 7 6.7 34 31.3 11 14.1 28 23.3
Prime Meridian $13 11.3% $16 13.7% $7 6.0% $17 14.8% $24 20.6% $14 12.3% $23 19.5% $2 1.9% $48 28.8% $12 7.3% $93 55.1% $4 2.2% $11 6.7%
¹Regional list provided by Prime Meridian Bank
Note: All financial data is YTD
Source: SNL Financial, S-1 Registration Statement

IV. Appendix

Financial Profile – Top-Tier Consolidated
Nine Months Ended Year Ended December 31,
($ Dollar in Thousands) September 30, 2013
¹
2012 2011
Balance Sheet Data:
Total assets 190,359 $              169,658 $              139,403 $
Total loans, net 115,782 93,400 76,678
Total deposits 167,722 146,729 115,573
Total shareholders' equity 16,176 16,039 15,096
Income Statement Data:
Net interest income 4,563 $                   4,932 $                   4,008 $
Provision for loan and lease losses 403 473 143
Noninterest income 719 1,250 149
Noninterest expense 3,571 4,102 3,025
Income taxes 457 589 373
Net income 851 1,018 616
Per Common Share Outstanding Data:
Basic net income per common share 0.57 $                      0.68 $                      0.41 $
Diluted net income per common share 0.56 0.68 0.41
Book value per common share 10.80 10.72 10.09
Common shares outstanding 1,498,234 1,496,106 1,496,106
Performance Ratios:
Return on average assets 0.63% 0.69% 0.52%
Return on average equity 7.02% 6.51% 4.31%
Net interest margin 3.53% 3.54% 3.51%
Asset Quality Ratios:
LLR / loans 1.38% 1.31% 1.16%
NPLs / total loans - 0.11% -
NPAs / total assets - 0.06% -
Net recoveries (charge-offs) / avg loans 0.02% 0.16% -0.03%
Trouble debt restructurings / loans 0.21% 0.14% -
Capital Ratios
Total risk-based capital ratio (Bank) 14.18% 15.97% 17.05%
Tier 1 risk-based capital ratio (Bank) 12.93% 14.78% 16.04%
Tier 1 leverage capital ratio (Bank) 8.74% 9.67% 10.61%
Total equity to total assets (Bank) 8.47% 9.42% 10.77%
Other:
Number of full-time employees 34 34 29
Number of full-service branch offices 2 2 1
1
Unaudited
Source: SNL Financial, S-1 Registration Statement

Balance Sheet & Income Statement
Balance Sheet Income Statement
Nine Months Ended Year Ended December 31, Nine Months Ended Year Ended December 31,
($ Dollars in Thousands) September 30, 2013 ¹ 2012 2011 ($ Dollars in Thousands) September 30, 2013 ¹ 2012 2011
Assets Interest income:
Cash and due from banks 3,664 $                   2,920 $                   1,594 $                   Loans 4,453 $                   4,831 $                   3,994 $
Federal funds sold 235 148 207 Securities 605 864 984
Interest-bearing deposits 21,922 23,430 17,230 Other 39 45 31
Total cash and equivalents 25,821 26,498 19,031 Total interest income 5,097 5,740 5,009
Securities available for sale 42,370 43,805 39,921 Interest expense:
Gross loans 117,404 94,643 77,581 Deposits 491 747 945
Allowance for loan losses 1,622 1,243 903 Other borrowings 43 61 56
Net loans 115,782 93,400 76,678 Total interest expense 534 808 1,001
Premises and equipment, net 3,760 3,437 2,993 Net interest income 4,563 4,932 4,008
Accrued interest receivable 478 422 358 Provision for loan losses 403 473 143
Other assets 2,148 2,096 422 Net interest income after provision 4,160 4,459 3,865
Total assets 190,359 $              169,658 $              139,403 $              Noninterest income:
Liabilities Service charges and fees on deposit accounts 71 103 67
Noninterest-bearing demand deposits 48,083 29,328 18,187 Gain on sale of securities available for sale 14 881 -
Savings, NOW and MMDA 104,765 100,885 75,450 Gain on sale of loans 246 - -
Time deposits 14,874 16,516 21,936 Other income 388 266 82
Total deposits 167,722 146,729 115,573 Total noninterest income 3,164,319 5,501,250 655,749
Federal Home Loan Bank advances - - 2,000 Noninterest expense
Other borrowings 5,804 5,760 6,127 Salaries and employee benefits 1,944 2,082 1,524
Other liabilities 657 1,130 607 Occupancy and equipment 662 856 396
Total liabilities 174,183 153,619 124,307 Other liabilities 965 1,164 1,105
Stockholders' equity Total noninterest expense 3,571 4,102 3,025
Preferred stock, undesignated; 1,000,000 authorized - - - Income before taxes 3,164,908 5,501,607 656,589
Common stock, $.01 par; 9,000,000 authorized, 15 15 15 Income taxes 457 589 373
1,498,234, 1,496,106 and 1,496,106 issued & outstanding Net income 3,164,451 5,501,018 656,216
Additional paid-in capital 14,921 14,896 14,889 Shares outstanding 1,498,234 1,496,106 1,496,106
Retained earnings (accumulated deficit) 1,434 583 (435) Basic EPS 2,112.12 $            3,676.89 $            438.62 $
Accumulated other comprehensive (loss) income (194) 545 627 Diluted EPS 0.56 $                      0.68 $                      0.41 $
Total stockholders' equity 16,176 16,039 15,096
Total liabilities and stockholders' equity 190,359 $              169,658 $              139,403 $
1
Unaudited
Source: SNL Financial, S-1 Registration Statement

Historical Loan Portfolio – Loan Grading Profile
Real Estate Mortgage Loans
Residential Consumer
($ Dollars in Thousands) Commercial & HELOC Construction Commercial & Other Total
As of September 30, 2013
¹:
Pass 38,270 $         35,374 $         12,881 $         22,359 $         1,605 $           110,489 $
Special Mention 3,927 2,044 355 327 39 6,692
Substandard - 71 9 208 - 288
Doubtful - - - - - -
Loss - - - - - -
Total 42,197 $         37,489 $         13,245 $         22,894 $         1,644 $           117,469 $
As of June 30, 2013:
Pass 39,619 $         35,029 $         12,305 $         21,022 $         1,553 $           109,528 $
Special Mention 1,826 1,147 - 2,795 41 5,809
Substandard - 9 - 173 - 182
Doubtful - - - - - -
Loss - - - - - -
Total 41,445 $         36,185 $         12,305 $         23,990 $         1,594 $           115,519 $
As of December 31, 2012:
Pass 35,490 $         30,333 $         5,984 $           19,581 $         2,105 $           93,493 $
Special Mention - 553 352 183 - 1,088
Substandard - - 101 30 - 131
Doubtful - - - - - -
Loss - - - - - -
Total 35,490 $         30,886 $         6,437 $           19,794 $         2,105 $           94,712 $
As of December 31, 2011:
Pass 26,638 $         23,865 $         4,982 $           19,886 $         1,351 $           76,722 $
Special Mention - 578 - 189 - 767
Substandard - - - 129 - 129
Doubtful - - - - - -
Loss - - - - - -
Total 26,638 $         24,443 $         4,982 $           20,204 $         1,351 $           77,618 $
Grade:
Grade:
Grade:
Grade:
1
Unaudited
Source: SNL Financial, S-1 Registration Statement

Loan Charge-offs
Total charge-offs since inception of $517 thousand
YTD NCO/Average Loans of 0.03%
Nine months ended, At December 31,
($ Dollars in Thousands) 9/30/2013
1
2012 2011
ALLL at beginning of period 1,243 $                          903 $               742 $
Charge-offs:
Commercial real estate - $                                   - $                     - $
Commercial - - -
Construction 47 165 -
Residential and home equity - - -
Consumer - 1 1
Total Charge-offs 47 $                                166 $               1 $
Recoveries:
Commercial real estate - $                                   - $                     - $
Commercial 23 33 19
Residential - - -
Consumer - - -
Total recoveries 23 $                                33 $                  19 $
Net charge-offs 24 $                                133 $               (18) $
1
Unaudited
Source: SNL Financial, S-1 Registration Statement

Margin Analysis – Year to Date
Nine Months Ended, September 30, 2013
Average Interest and Average
($ Dollars in Thousands) Balance Dividends Yield/Rate
Interest earning assets:
Loans 110,048 $              4,453 $                   5.40%
Securities 43,491 605 1.85
Other earnings asssets 18,750 39 0.28
Total interest earning assets 172,289 5,097 3.94%
Interest-bearing liabilities:
Savings, NOW and MMKT 102,898 $              400 $                       0.52%
Time Deposits <$100,000 12,176 72 0.68
Time Deposits > $100,000
3,529 19 0.80
Interest Bearing Deposits 118,603 491 0.55
Other borrowings 5,780 43 0.99
Total interest earning liabilities 124,383 $              534 $                       0.57%
Net interest income 4,563 $
Interest rate spread 3.37%
Net interest margin 3.53%
Source: SNL Financial, S-1 Registration Statement

Capital Ratios – Bank Level
For Capital For Well
Actual Adequacy Purposes Capitalized Purposes
($ Dollars in Thousands) ($) (%) ($) (%) ($) (%)
As of September 30, 2013 ¹ :
Tier 1 Capital to Average Assets 16,312 $   8.74 7,465 $     4.00 9,331 $     5.00
Tier 1 Capital to Risk-Weighted Assets 16,312      12.93 5,045         4.00 7,567         6.00
Total Capital to Risk-Weighted Assets 17,889      14.18 10,090      8.00 12,612      10.00
As of December 31, 2012:
Tier 1 Capital to Average Assets 15,437 $   9.67 6,387 $     4.00 7,983 $     5.00
Tier 1 Capital to Risk-Weighted Assets 15,437      14.78 4,177         4.00 6,265         6.00
Total Capital to Risk-Weighted Assets 16,680      15.97 8,354         8.00 10,442      10.00
As of December 31, 2011:
Tier 1 Capital to Average Assets 14,390 $   10.61 5,424 $     4.00 6,780 $     5.00
Tier 1 Capital to Risk-Weighted Assets 14,390      16.04 3,589         4.00 5,383         6.00
Total Capital to Risk-Weighted Assets 15,293      17.05 7,177         8.00 8,972         10.00
1
Unaudited
Source: SNL Financial, S-1 Registration Statement

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